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                                                                 [LOGO] JPMorgan

JPMorgan Chase Bank
P.O. Box 161
60 Victoria Embankment
London EC4Y 0JP
England

                                                                 August 28, 2003

Centro Distribuidor de Cemento S.A. de C.V.
Avenida Constitucion
444 Poniente
Monterrey
Nuevo Leon CP 64000
Mexico

Attention: Mr. Gustavo Calvo and Mr. Francisco Javier Contreras
Fax: 001 52 81 88 88 45 19

Re: Revised Transaction. This Confirmation supersedes and replaces all prior Confirmations between the parties hereto with respect to the Transaction referenced below, as of the date first referenced above.

Deal Ref: 2302425

                              Re: Share Transaction

          The purpose of this letter agreement (this "Confirmation") is to confirm the terms and conditions of the Share Transaction entered into between JPMorgan Chase Bank ("JPMorgan") and Centro Distribuidor de Cemento S.A. de C.V. ("Counterparty" and together with JPMorgan, the "Parties") on the Trade Date specified below (the "Transaction"). This Confirmation constitutes a "Confirmation" as referred to in the Agreement specified below.

          The definitions and provisions contained in the 2000 ISDA Definitions (the "Swap Definitions") and in the 1996 ISDA Equity Derivatives Definitions (the "Equity Definitions", and together with the Swap Definitions, the "Definitions"), each as published by the International Swaps and Derivatives Association, Inc. ("ISDA") are incorporated into this Confirmation. In the event of any inconsistency between the Swap Definitions and the Equity Definitions, the Equity Definitions will prevail. In the event of any inconsistency between the Definitions and this Confirmation, this Confirmation will govern. References herein to a "Swap Transaction" shall be deemed to be references to a "Transaction" for the purposes of the Equity Definitions.

     1. This Confirmation supplements, forms part of, and is subject to, the ISDA Master Agreement dated as of June 12, 1998, as amended and supplemented from time to time (the "Agreement"), between us. All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

     2. The terms of the particular Transaction to which this Confirmation relates are as follows:

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Deal Ref: 270WC02302425   A subsidiary of J.P. Morgan Chase & Co.
             Incorporated with Limited Liability as a New York State
                           chartered commercial bank.
      Registered in England branch number BR000746. Authorised by the FSA.
          Registered branch address 125 London Wall, London, EC2Y 5AJ.
                   Head office 270 Park Avenue, New York, USA.

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                                                                 [LOGO] JPMorgan

General Terms:

     Roll Date:                    August 26, 2003, which means the date when
                                   the Parties agreed to amend the "Valuation
                                   Date with respect to the Transactions
                                   referenced above.

     Shares: The American Depository Receipts representing 5 "CPO" shares of Cemex S.A. de C.V. (the "Issuer") (Exchange identifier: "CX")

     Number of Shares:             1,606,000

     Forward Price:                USD 29.2542

     Exchange:                     The New York Stock Exchange

     Related Exchange(s):          The principal exchange with respect to
                                   options contracts or futures contracts, if any, on the Shares.

     Valuation:

     Valuation Date:               September 15, 2006. Any reference in Section
                                   4.2 of the Equity Definitions to an Exercise
                                   Date shall be deemed to be a reference to September 15, 2006 for the purpose of this Transaction.

     Settlement Terms:

     Cash Settlement:              Applicable. Subject to the Physical
                                   Settlement provision in Section 7(a) herein.
                                   On the Cash Settlement Payment Date, the Cash
                                   Settlement Amount shall be payable in
                                   immediately available funds by JPMorgan to the Counterparty if the Strike Price
                                   Differential is a positive number or by the Counterparty to JPMorgan if the Strike Price
                                   Differential is a negative number as follows:

     Cash Settlement Amount:       An amount in USD as determined by the
                                   Calculation Agent in accordance with the following formula provided that if the Strike
                                   Price Differential is a negative number, then the Cash Settlement Amount shall be equal to the absolute value of that amount:

                                   Cash           Number        Strike Price
                                   Settlement  =  of Shares  x  Differential
                                   Amount

     Strike Price Differential:    A number (which may be negative) equal to the
                                   Settlement Price minus the Forward Price.

     Settlement Price:             The arithmetic mean of the Relevant Price;
                                   provided however, if the arithmetic mean of the Relevant Price is greater than the Call
                                   Strike Price, the Settlement Price will be deemed equal to the Call

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Deal Ref: 270WC02302425   A subsidiary of J.P. Morgan Chase & Co.
             Incorporated with Limited Liability as a New York State
                           chartered commercial bank.
      Registered in England branch number BR000746. Authorised by the FSA.
          Registered branch address 125 London Wall, London, EC2Y 5AJ.
                   Head office 270 Park Avenue, New York, USA.

                                                                              vj

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                                                                 [LOGO] JPMorgan

                                   Strike Price, or if the arithmetic mean of the Relevant Price is less than the Put Strike Price, the Settlement Price will be deemed equal to the Put Strike Price, as applicable.

     Averaging Dates:              September 13, 2006; September l4, 2006; and
                                   the Valuation Date.

     Averaging Date Market
     Disruption:                   Modified Postponement

     Relevant Price:               The official closing price per Share on the
                                   Exchange on each Averaging Date.

     Valuation Time:               At the close of the regular trading session
                                   on the Exchange

     Cash Settlement Payment       Three (3) Currency Business Days following
     Date:                         the Valuation Date

     Options Component:

     Number of Options:            1,606,000, subject to the Number of Options
                                   Adjustment provisions

     Option Entitlement:           One Share per Option

     Option Style:                 European

     Expiration Date:              September 15, 2006

     Call Strike Price:            An amount equal to the greater of USD
                                   29.8480, or an amount equal to the arithmetic mean of the official closing price per Share as quoted on the Exchange on the Call
                                   Averaging Dates, multiplied by 1.10, in
                                   either case subject to the Adjustments
                                   provisions, under Other Provisions. "Call
                                   Averaging Dates" means the dates of November
                                   10, 2004, November 12, 2004 and November 15,
                                   2004. For avoidance of doubt and for purposes of valuation, the Call Averaging Dates shall have the same meaning as "Averaging Dates" in the Equity Definitions, and the applicable
                                   Averaging Date Market Disruption shall be
                                   Modified Postponement.

     Put Strike Price:             An amount equal to USD 14.9240, subject to
                                   the Adjustments provisions, under Other
                                   Provisions.

     Adjustments:

     Method of Adjustment:         Calculation Agent Adjustment

     Extraordinary Events:

     Consequences of Merger
     Events:

--------------------------------------------------------------------------------
Deal Ref: 270WC02302425   A subsidiary of J.P. Morgan Chase & Co.
             Incorporated with Limited Liability as a New York State
                           chartered commercial bank.
      Registered in England branch number BR000746. Authorised by the FSA.
          Registered branch address 125 London Wall, London, EC2Y 5AJ.
                   Head office 270 Park Avenue, New York, USA.

                                                                              vj

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                                                                 [LOGO] JPMorgan

     (a)  Share-for-Share:         Alternative Obligation

     (b)  Share-for-Other:         Cancellation and Payment

     (c)  Share-for-Combined:      Cancellation and Payment

     Nationalization or
     Insolvency:                   Cancellation and Payment

     3. Credit Support Documents: In accordance with the Credit Support Annex executed between JPMorgan and the Counterparty.

     4.   Calculation Agent:       JPMorgan

     5.   Account Details:

          (a) Account for payments to JPMorgan:

              JPMorgan Chase Bank, New York
              ABA 021 000 021
              SWIFT CHASUS33
              Favor: JPMorgan Chase Bank, London
              A/C#: 0010962009

          (b) Account for payments to Counterparty:

              Please advise

     6.   Offices:

          (a)  The Office of JPMorgan for the Transaction is:

              JPMorgan Chase Bank
              P.O.Box 161
              60 Victoria Embankment
              London EC4Y 0JP, England

          For Notices with respect to this Transaction:

              J.P. Morgan Securities Inc.
              277 Park Avenue, 11th Floor
              New York, NY 10172
              Attn: Equity Derivatives Group

              Documentation contact: Francisco Lopez
              Equity Derivatives Group
              Tel: (212) 622-5717
              Fax: (212) 622-8519

          (b) The Office of Counterparty for the Transaction is: Inapplicable, Counterparty is not a Multibranch Party.

--------------------------------------------------------------------------------
Deal Ref: 270WC02302425   A subsidiary of J.P. Morgan Chase & Co.
             Incorporated with Limited Liability as a New York State
                           chartered commercial bank.
      Registered in England branch number BR000746. Authorised by the FSA.
          Registered branch address 125 London Wall, London, EC2Y 5AJ.
                   Head office 270 Park Avenue, New York, USA.

                                                                              vj

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                                                                 [LOGO] JPMorgan

     7.   Other Provisions:

          (a) No Reliance, etc: Each party represents that (i) it is entering into the Transaction evidenced hereby as principal (and not as agent or in any other capacity); (ii) the other party is not acting as a fiduciary for it; (iii) it is not relying upon any representations except those expressly set forth in the Agreement or this Confirmation; (iv) it has consulted with its own legal, regulatory, tax, business, investment, financial, and accounting advisers to the extent it has deemed necessary, and it has made its own investment, hedging, and trading decisions based upon its own judgment and upon any advice from such advisers as it has deemed necessary and not upon any view expressed by the other party; and (v) it is entering into this Transaction with a full understanding of the terms, conditions and risks thereof and it is capable of and willing to assume those risks.

          (b) Time of Dealing: The time of dealing will be confirmed by JPMorgan upon written request.

          (c) Share De-listing Event: If at any time during the period from and including the Trade Date, to and including the Valuation Date, the Shares cease to be listed on the Exchange for any reason (other than a Merger Event) and are not immediately re-listed as of the date of such de-listing on another exchange in the same jurisdiction as the Exchange (the "Successor Exchange"), then Cancellation and Payment shall apply, and the date of the de-listing shall be deemed the date of termination for purposes of calculating any payment due from one party to the other in connection with the cancellation of this Transaction. If the Shares are immediately re-listed on a Successor Exchange upon their de-listing from the Exchange, this Transaction shall continue in full force and effect, provided that the Successor Exchange shall be deemed to be the Exchange for all purposes hereunder. In addition, the Calculation Agent shall make any adjustments it deems necessary to the terms of the Transaction in accordance with Calculation Agent Adjustment method as defined under Section 9.1(c) of the Equity Definitions.

          (d) Physical Settlement. Subject to the Conditions to Physical Settlement, Counterparty shall have the right but not the obligation to physically settle the Transaction in the manner and procedure prescribed in
Article 6 of the Equity Definitions relating to the Physical Settlement of Options. If Counterparty elects such right, irrevocable oral telephonic notice specifying that Physical Settlement applies to the Transaction must be given to JPMorgan (see Section 6 for contact details) between the hours of 9:00 a.m. and 4:00 p.m. (local time in New York) on any Exchange Business Day which is not more than sixty Exchange Business Days and not less than forty five Exchange Business Days prior to the Valuation Date ("Notice of Exercise"). Upon Notice of Exercise, the Counterparty will execute and deliver a written confirmation confirming the substance of that Notice of Exercise within one Exchange Business Day of that Notice of Exercise. Failure to provide such written confirmation will not affect the validity of that oral notice. If Notice of Exercise is given after 4:00 p.m. (local time in New York) on any Exchange Business Day, then that Notice of Exercise will be deemed delivered on the next following Exchange Business Day, if any. Upon Notice of Exercise, the Settlement Terms provisions set forth in Section 2 of this Confirmation shall be superseded and replaced by the following:

          Settlement Terms:

              Settlement Price:    The Number of Shares to be Delivered
                                   multiplied by the Forward Price.

              Physical
              Settlement:          Applicable. On the relevant Settlement Date
                                   the Counterparty shall pay to JPMorgan the Settlement Price and JPMorgan shall deliver to the Counterparty the Number of Shares to be Delivered. Such payment and such delivery will be made on the relevant Settlement Date through the relevant Clearance System on a delivery versus payment basis.

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Deal Ref: 270WC02302425   A subsidiary of J.P. Morgan Chase & Co.
             Incorporated with Limited Liability as a New York State
                           chartered commercial bank.
      Registered in England branch number BR000746. Authorised by the FSA.
          Registered branch address 125 London Wall, London, EC2Y 5AJ.
                   Head office 270 Park Avenue, New York, USA.

                                                                              vj

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                                                                 [LOGO] JPMorgan

          Settlement Currency:     USD

          Number of Shares
          to be Delivered:         (i) if the Reference Price is equal to or
                                   less than the Call Strike Price and greater than or equal to the Put Strike Price, the Number of Shares to be Delivered will be equal to the Number of Shares, or

                                   (ii) if the Reference Price is greater than the Call Strike Price, the Number of Shares to be Delivered shall be a number of Shares equal to the following formula:

     Number of Shares x [(Call Strike Price minus Forward Price) divided by (Reference Price minus Forward Price)]

                                   (iii) or, if the Reference Price is less than the Put Strike Price, the Number of Shares to be Delivered shall be a number of Shares equal to the following formula:

     Number of Shares x [(Forward Price minus Put Strike Price) divided by (Forward Price minus Reference Price)]

          Reference Price:         The arithmetic mean of the official closing
                                   prices per Share on the dates September 13, 2006; September l4, 2006; and the Valuation
                                   Date. For purposes of Valuation, these dates shall have the same meaning as "Averaging
                                   Dates" in the Equity Definitions, and the applicable Averaging Date Market Disruption shall be Modified Postponement.

          Settlement Date:         Three Exchange Business Days following the
                                   Valuation Date.

          Failure to Deliver:      Applicable

          Account for Delivery
          of Shares:               Please advise

          (e) Conditions to Physical Settlement. For purposes of this Transaction, Counterparty shall deliver to JPMorgan; at least 45 Exchange Business Days prior to the Valuation Date (or such shorter period as may be agreed to by JPMorgan acting in good faith in its sole reasonable judgment), any reasonable evidence requested by JPMorgan (including, but not limited to, a legal opinion in form and substance satisfactory and acceptable to JPMorgan) that Counterparty is authorized and permitted to take physical delivery of the Shares.

          (f) Additional Agreement for Discharge of Delivery Obligations.

--------------------------------------------------------------------------------
Deal Ref: 270WC02302425   A subsidiary of J.P. Morgan Chase & Co.
             Incorporated with Limited Liability as a New York State
                           chartered commercial bank.
      Registered in England branch number BR000746. Authorised by the FSA.
          Registered branch address 125 London Wall, London, EC2Y 5AJ.
                   Head office 270 Park Avenue, New York, USA.

                                                                              vj

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                                                                 [LOGO] JPMorgan

          JPMorgan (the "Designator") may designate any of its Affiliates (the "Designee") to deliver or take delivery, as the case may be, and otherwise perform it's obligations to deliver or take delivery, as the case may be, in respect of this Transaction and the Designee may assume such obligations. Such designation shall not relieve the Designator of any of its obligations hereunder.

If the Designee shall have performed the obligations of the Designator hereunder, then the Designator shall be discharged of its obligations to the other party to the extent of such performance.

          (g) Dividend Payments: With respect to the Forward Price only, if the Shares have gone ex-dividend with respect to a cash dividend on any date (such date the "Ex-Dividend Date") from, but excluding, the Trade Date to, and including, the Valuation Date, JPMorgan shall pay to Counterparty, on the date such dividend is paid or, in the event that such dividend is paid after the Valuation Date, the Cash Settlement Payment Date, the net U.S. Dollar amount (after giving effect to any withholding or any other tax applicable at the time at which such cash dividend is paid or if not paid to be paid (as of the Ex-Dividend Date)) of such cash dividend paid or to be paid with respect to one Share where the "Valuation Date" is the Ex-Dividend Date, multiplied by the Number of Shares, excluding, however, special cash dividends to the extent that such special cash dividends have an effect on the price of the Shares on the Exchange, all as calculated and announced by the Issuer.

          (h) The Counterparty represents and warrants that it, nor any of its affiliates is in possession of any material non-public information with respect to the Shares prior to entering into this Transaction.

          (i) Counterparty agrees that if Physical Settlement is elected, as specified in Section 7(d) herein, all conversion costs will be borne by the Counterparty.

          (j) Adjustments: Calculation Agent shall adjust the Call Strike Price and Put Strike Price components of the Transaction by the Strike Adjustment provisions, and the Number of Options component of the Transaction by the Number of Options Adjustment provisions. The Calculation agent shall notify Counterparty (either telephonically or by fax transmissions) as to whether the Calculation Agent shall adjust the Call Strike Price and Put Strike Price using either a Cash Adjustment or Physical Adjustment, as determined by the Calculation Agent at least ten (10) Exchange Business Days following any ex-dividend date as declared by the Issuer of the Shares for any dividend amount.

Strike Adjustment: The Call Strike Price and Put Strike Price components of the Transaction shall be decreased by either a USD cash amount or stock dividend amount, as determined by the Calculation Agent and declared by the Issuer of the Share on the day in which such dividends would have been received by the corporate shareholder of record of the Shares during the Term of this Transaction, provided that, if an ex-dividend date occurs with respect to the Shares on or before the Valuation Date and no corresponding payments have been received by shareholders of record of the Shares on or before such date, then the dividends to which such ex-dividend date relates shall be deemed to be dividends for purposes hereof.

          Such adjustment shall be calculated by the Calculation Agent in accordance with the following formula:

          Cash Adjustment (provided JPMorgan elects to receive cash dividends):

          Call Strike Price, or Put Strike Price (as applicable) * [(Closing Price-Dividends) divided by the Closing Price]

          Physical Adjustment (provided JPMorgan) elects to receive shares as dividends):

          Call Strike Price, or Put Strike Price (as applicable) divided by [ 1 + (New Shares divided by Outstanding Shares)]

--------------------------------------------------------------------------------
Deal Ref: 270WC0230425   A subsidiary of J.P. Morgan Chase & Co.
             Incorporated with Limited Liability as a New York State
                           chartered commercial bank.
      Registered in England branch number BR000746. Authorised by the FSA.
          Registered branch address 125 London Wall, London, EC2Y 5AJ.
                   Head office 270 Park Avenue, New York, USA.

                                                                              vj

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